Sub-Adviser:  "Loomis Sayles & Company"
Fund Name:  PFI Global Multi-Strategy Fund
Issuer:  Constellium NV Notes
Date of Purchase:  04/30/14
Underwriter From Whom Purchased:  BNP Paribas/London
Affiliated/Principal Underwriter of Syndicate:
Natixis Securities North America
Purchase Price $100.00
Aggregate % of Issue Purchased by the Firm:  0.76%
Commission Spread or Profit:  1.50%
Fair & Reasonable Commission (Y/N) (1)Y




Sub-Adviser:  "Loomis Sayles & Company"
Fund Name:  PFI Global Multi-Strategy Fund
Issuer:  Altice SA Notes
Date of Purchase:  04/23/14
Underwriter From Whom Purchased:  Barclays
Affiliated/Principal Underwriter of Syndicate:
Natixis Securities North America
Purchase Price $100.00
Aggregate % of Issue Purchased by the Firm0.27%
Commission Spread or Profit "0.50%
Fair & Reasonable Commission (Y/N) (1)Y




Sub-Adviser:  "Loomis Sayles & Company"
Fund Name:  PFI Global Multi-Strategy Fund
Issuer:  Numericable Group SA Notes
Date of Purchase:  04/23/14
Underwriter From Whom Purchased:  Goldman Sachs International
Affiliated/Principal Underwriter of Syndicate:
Natixis Securities North America
Purchase Price $100.00
Aggregate % of Issue Purchased by the Firm:  0.32%
Commission Spread or Profit  0.10%
Fair & Reasonable Commission (Y/N) (1)Y